UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2016

GOP & CO2, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55025	47-1721833
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Chemin du Molard 10, 1196, Gland, Switzerland	N/A
(Address of Principal Executive Offices)	(Zip Code)

+41 79 450 61 11

(Registrant's telephone number, including area code)

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

We are revising Item 4.01 to disclose that our prior auditor RLB Certified Public Accountant, PLLC has been suspended by the Commission from practicing as an accountant on behalf of any publicly traded company or other entity regulated by the Securities and Exchange Commission.

Except for the foregoing, this Amendment No. 1 does not update or modify any of the information contained in the original report filed on February 24, 2016. Other than as specifically set forth herein, this Amendment No. 1 continues to speak as of the date of the original filing.

ITEM 4.01 CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANT

On February 23, 2016, GOP & CO2, Inc. ("the Company") dismissed its independent public accounting firm, RLB Certified Public Accountant PLLC ("RLB"), effective that date. Our prior auditor RLB Certified Public Accountant, PLLC has been suspended by the Commission from practicing as an accountant on behalf of any publicly traded company or other entity regulated by the Securities and Exchange Commission. The Company’s sole board director has commenced a search for a new independent accounting firm.

 RLB's report on the financial statements of the Company as of and for the fiscal year ended July 31, 2015 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to audit scope, procedure or accounting principles.

 During the Company's fiscal year ended July 31, 2015, and the subsequent period through February 23, 2016, there were no disagreements between the Company and RLB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to RLB's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report on the Company's financial statements for such year or period; and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K. The Company has not provided RLB with a copy of the foregoing disclosures, since RLB cannot provide a response as it is no longer allowed to practice before the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOP & CO2, Inc.

Date: April 8, 2016	By:	/s/ Jean-François St. Laurent
Jean-François St. Laurent
President and Director